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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) September 5, 2000
                              (September 1, 2000)

                         Bristol Retail Solutions, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                     0-21633                      58-2235556
(State or other jurisdiction       (Commission                (I.R.S. Employer
    of incorporation)              File Number)              Identification No.)

3760 Kilroy Airport Way, Suite 450, Long Beach, California            90806
      (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (562) 988-3660

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
        ----------------------------------------------

         (a)(1) Bristol Retail Solutions, Inc. ("Bristol") has dismissed its former principal accountants, Deloitte & Touche LLP, and appointed the accounting firm of BDO Seidman, LLP as its principal accountants. The change was made effective September 1, 2000. Bristol's Board of Directors approved the dismissal of Deloitte & Touche LLP and the selection of BDO Seidman, LLP as the new principal accountants.

         (a)(2)   During the period from September 30, 1997 to December 31,
                  1999 and each subsequent interim period preceding September 1, 2000, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

                  The Deloitte & Touche LLP reports on the financial statements of Bristol for the periods from December 31, 1997 to December 31, 1999 contained no adverse opinion or disclaimer of opinion, nor were either qualified or modified as to uncertainty, audit scope, or accounting principles.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


         (a)      Not applicable.

         (b)      Not applicable.

         (c) Exhibits. The following exhibits are filed as part of this report:


                  Exhibit
                  Number            Description
                  ------            -----------

                  16.1 Letter from Deloitte & Touche LLP on changes in certifying accountant



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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      BRISTOL RETAIL SOLUTIONS, INC.
                                      (Registrant)



Date:  September 5, 2000              By: /s/ DAVID KAYE
                                      ------------------------------------------
                                      David Kaye, President
                                      and Chief Executive Officer






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